UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

SPRINGFIELD COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-52945	52-2303874
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

360 Main Street P.O. Box 393 Washington, VA 22747
(Address of Principal Executive Office) (Zip Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Springfield Company, Inc. business objective:

"Real Estate Developer and Property Management Company specializing in Luxury Championship Golf Course Communities, Golf Academy Resorts & Spa"

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT.

On December 1, 2008 PS Stephenson & Co., P.C. (PS Stephenson) in Wharton, TX was dismissed as the independent registered public accounting firm for Springfield Company, Inc ("the Company"). Effective the same date Malone & Bailey, P C (Malone & Bailey) in Houston, TX was appointed as the new independent registered public accounting firm for "the Company". The decision to dismiss PS Stephenson and to appoint Malone & Bailey was recommended and approved by the Company's Board of Directors.

During the term of the engagement of PS Stephenson, there have been no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, disagreements, if not resolved to the satisfaction of PS Stephenson, would have caused them to make reference thereto in their report on the financial statements.

The Company provided P S Stephenson with a copy of this Item and requested that they furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements by the Company in this Item and, if not, stating the respects in which it does not agree. A letter to P S Stephenson to such effect is attached hereto as Exhibit 16.1

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. Exhibit 16.1 Confirmation letter from PS Stephenson & Co., P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Springfield Company, Inc.

Date: December 1, 2008	By:	/s/ Joseph Meuse
Joseph Meuse
	Title:	Director